UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 19, 2023

Edgewise Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40236	82-1725586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1715 38th St.

Boulder, CO 80301

(Address of principal executive offices) (Zip Code)

(720) 262-7002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On June 21, 2023, Edgewise Therapeutics, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (the “Nasdaq”) that upon the effectiveness of the Director Resignation (as defined and described below in Item 5.02 of this Current Report on Form 8-K), the Company will no longer be in compliance with the Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) to be composed of at least three members, each of whom must be an independent director under the Nasdaq Listing Rules and meet the heightened independence standards for audit committee members under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended. Due to the vacancy on the Audit Committee that will exist as a result of the Director Resignation, the Company intends to rely on the cure period provided by the Nasdaq Listing Rule 5605(c)(4)(B). The Company is evaluating the appropriate membership and composition of its Board and Board committees and intends to regain compliance with the Nasdaq Listing Rule 5605(c)(2)(A) prior to the expiration of the applicable cure period granted under the Nasdaq Listing Rule 5605(c)(4)(B).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2023, Kenneth Harrison, Ph.D. informed the Board that he was resigning from the Board and all of its committees, effective on such date (the “Director Resignation”). Dr. Harrison’s resignation was not the result of any disagreement with management or the Board. The Company is very grateful for Dr. Harrison’s expertise and valuable contributions to the Company over the years.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s plans to regain compliance with the Nasdaq Listing Rules. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: Edgewise’s ability to make changes to its board and committee composition to regain compliance with the Nasdaq Listing Rules. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewise Therapeutics, Inc.

Date:	June 21, 2023	By:	/s/ R. Michael Carruthers
		Name:	R. Michael Carruthers
		Title:	Chief Financial Officer